UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2024, N2OFF, Inc., a Nevada corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on May 22, 2024, the record date for the Special Meeting, there were 3,441,097 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding, each of which was entitled to one vote per share on the proposals described below.

At the Special Meeting, the holders of 1,978,049 shares of Common Stock, representing approximately 57.48% of the outstanding shares entitled to vote at the Special Meeting, were represented by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

Proposal #1. The Reverse Stock Split Proposal. Proposal No. 1 was to approve a reverse stock split of the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”), and to grant the board of directors of the Company the discretionary authority to determine the exact ratio of the Reverse Split Range and to effect the Reverse Stock Split at such time and date, if at all, as to be determined by the Board of Directors of the Company in its sole discretion. Pursuant to Nevada Revised Statutes, this proposal required the approval of a majority of the total votes cast at the Special Meeting. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
1,332,313	171,094	3,077	471,565

The number of shares voted for this proposal represented approximately 88.61% of the shares voted at the Special Meeting.

Proposal #2. The Authorized Capital Increase Proposal. Proposal No. 2 was to approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of capital stock of the Company, from 500,000,000 shares, consisting of 495,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to 10,005,000,000 shares, consisting of 10,000,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Pursuant to the Nevada Revised Statutes, this proposal required the affirmative vote of at least a majority of the voting power of the Company. This proposal was not approved, because the number of shares voted for this proposal at the Special Meeting represented 37.77% of the voting power of the Company.

For	Against	Abstain	Broker Non-Votes
1,299,977	203,525	2,982	471,565

Proposal #3. The Adjournment Proposal. Proposal No. 3 was to authorize an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal and the Authorized Capital Increase Proposal. This proposal was approved as follows:

For	Against	Abstain
1,548,524	426,670	2,855

For more information about the foregoing proposals, see the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 31, 2024, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: July 3, 2024	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer